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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 18, 1999 accompanying the consolidated financial statements and schedule of M/A/R/C Inc. and subsidiaries appearing in the 1998 Annual Report on Form 10-K for the year ended December 31, 1998, which is incorporated by reference in this Registration Statement on Form S-8 and the related Prospectus. We consent to the incorporation by reference in the Registration Statement and Prospectus of the aforementioned report.



PricewaterhouseCoopers LLP




Dallas, Texas
September 13, 1999